Exhibit 99.1

PRESS RELEASE

Blackbaud Promotes Chad Anderson to Chief Financial Officer

Former CFO Tony Boor to Take on New Role as Executive Vice President of Corporate
Development and Strategy
Charleston, S.C. (April 30, 2025) — Blackbaud (NASDAQ: BLKB), the leading provider of software for powering social impact, today announced the promotion of Chad Anderson to executive vice president and chief financial officer (CFO). Anderson will oversee the company’s financial reporting and controls, and investor relations. Tony Boor, who has successfully served as Blackbaud’s CFO for 14 years, will transition to a new role as executive vice president of corporate development and strategy, focused on advancing Blackbaud's long-term value and driving enterprise-wide strategies that maximize impact and efficiency.

"I am delighted to announce Chad’s promotion to CFO,” said Mike Gianoni, president, CEO and vice chairman of the board of directors, Blackbaud. “Chad is a highly accomplished global finance executive and a 12-year veteran of Blackbaud, with deep knowledge of our business, our customers and the industry. He has played a key role in maturing, modernizing, and improving the efficiency of our financial organization and has driven enterprise-wide initiatives critical to our company’s future. We want to thank Tony for establishing a first-class finance organization over the past 14 years, and I'm very pleased that he'll be staying on in a new role to help ensure a smooth transition and continue to drive our success and operational excellence, namely helping lead our charge to become a Rule of 45 company by 2030.”
Anderson joined Blackbaud in 2013 and most recently served as chief accounting officer, overseeing accounting operations and ensuring the company’s financial health and compliance. Prior to that, he was corporate controller, responsible for the company’s global financial operations. Before joining Blackbaud, Anderson was an executive at Brightpoint Inc., a global provider of mobile device lifecycle services to the wireless industry. There, he served as vice president of finance for international operations and then chief financial officer of the Europe, Middle East and Africa region.
Boor joined Blackbaud as CFO in 2011 and has contributed immensely to Blackbaud’s growth and success. Prior to Blackbaud, he was CFO of Brightpoint Inc. He has also held roles as CFO and CIO of Expo New Mexico, controller of Day Dream Publishing, and worked as a CPA for public accounting firms, including Ernst & Young and KPMG.
Both Anderson and Boor will continue to serve on Blackbaud’s executive leadership team.
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the leading software provider exclusively dedicated to powering social impact. Serving the nonprofit and education sectors, companies committed to social responsibility and individual change makers, Blackbaud’s essential software is built to accelerate impact in fundraising, nonprofit financial management, digital giving, grantmaking, corporate social responsibility and education management. With millions of users and over $100 billion raised, granted or managed through Blackbaud platforms every year, Blackbaud’s solutions are unleashing the potential of the people and organizations who change the world. Blackbaud has been named to Newsweek’s list of America’s Most Responsible Companies, Quartz’s list of Best Companies for Remote Workers, and Forbes’ list of America’s Best Employers. A remote-first company, Blackbaud has operations in the United States, Australia, Canada, Costa Rica, India and the United Kingdom, supporting users in 100+ countries. Learn more at www.blackbaud.com or follow us on X/Twitter, LinkedIn, Instagram and Facebook.

PRESS RELEASE
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Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expected benefits of products and product features. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks associated with management of growth; lengthy sales and implementation cycles; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.